UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026 (August 16, 2026)
Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue
New York,	NY	10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Planned Chief Financial Officer Transition
On August 17, 2026, the Board of Directors approved a planned Chief Financial Officer succession. Laurent Mercier will continue to serve as Chief Financial Officer and principal financial officer of the Company through August 31, 2026. Effective September 1, 2026, Soraya Benchikh will succeed Mr. Mercier as Chief Financial Officer and principal financial officer of the Company. Mr. Mercier’s separation is not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.
Ms. Benchikh brings more than two decades of international finance and general management experience across major global consumer goods companies. She most recently served as Chief Financial Officer of British American Tobacco (BAT), where she held a series of senior roles, including President of BAT France, Area Director for East and Southern Africa, and Regional Finance Director for Europe.
There are no family relationships between Ms. Benchikh and any director or executive officer of the Company. There are no arrangements or understandings between Ms. Benchikh and any other person pursuant to which she was selected as an officer of the Company, other than her employment arrangements with the Company. There are no transactions involving Ms. Benchikh requiring disclosure under Item 404(a) of Regulation S-K.
A copy of the press release announcing the appointment of Ms. Benchikh as the CFO is attached to this Current Report on Form 8-K as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act. A copy of the press release is also available on the Company’s website at www.investors.coty.com.
Compensatory Arrangements for Chief Financial Officer
In connection with her appointment, the Company entered into an employment agreement with Ms. Benchikh effective September 1, 2026. Pursuant to the employment agreement:
•Ms. Benchikh will receive annual gross fixed compensation of €1,165,000.
•She will be eligible to participate in the Company’s annual bonus program with a target annual bonus opportunity equal to 150% of annual base salary and a maximum annual bonus opportunity equal to 300% of annual base salary. For fiscal year 2027, she will be entitled to a guaranteed minimum bonus equal to 150% of annual base salary, provided that she remains employed through August 31, 2027 and has not resigned or been terminated for cause.
•She will receive a sign-on restricted stock unit award with a grant-date value of $2.5 million, vesting on the third anniversary of the grant date.
•She will receive a sign-on stock option award covering 1.5 million stock options, subject to continued employment and specified performance conditions.
•She will receive an annual long-term incentive award under the Company’s Equity and Long-Term Incentive Plan (the “Equity Plan”) with a target value of $2.5 million, with the initial grant expected during the second half of calendar year 2026.
•She will receive a €860,000 sign-on bonus, payable in September 2027, subject to continued employment through August 31, 2027 and provided she has not resigned or been terminated for cause.
•She will receive relocation and mobility benefits including tax preparation assistance, relocation support, reimbursement of tax advisory costs of up to €10,000 annually, tuition reimbursement of up to €30,000 per child annually for the first three years of her assignment in France, and participation in the Company’s International Medical Plan.
•She will receive a €15,000 annual automobile allowance or, alternatively, a company vehicle.
•Subject to applicable legal requirements, she will participate in a pension opt-out arrangement and receive a monthly allowance of €3,500 during the applicable exemption period.
The employment agreement also contains customary confidentiality provisions, an 18-month employee non-solicitation covenant, and a 12-month post-employment non-competition covenant covering Europe and the United States.
If Ms. Benchikh’s employment is terminated by the Company other than for cause, she will be entitled to severance equal to 18 months of base salary, including any severance required under applicable French law and collective bargaining arrangements. Payments made pursuant to the non-competition provisions of the agreement will offset severance otherwise payable. The sign-on equity awards are generally subject to continued employment, except that, upon a termination by the Company other than for cause, the sign-on RSUs will vest on a pro-rated basis, with the notice period taken into account, and the sign-on options will vest based on achievement of the applicable performance conditions.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Certain Compensatory Arrangements for Interim Chief Executive Officer
On August 17, 2026, the Board of Directors approved a new compensatory arrangement for the Company’s Executive Chairman and Interim Chief Executive Officer, Markus Strobel, who has served in that position since January 1, 2026. Pursuant to the new arrangements, effective September 1, 2026, Mr. Strobel (i) will receive an annual base salary of $1,600,000 (increased from $1,250,000) to be payable in euros; (ii) will be eligible for an incentive bonus under the Company’s annual bonus plan with a target annual bonus opportunity equal to 170% of his annual base salary (an increase from 150%) and (iii) will be eligible for an annual equity grant under the Company’s Equity Plan with a grant date fair value of $3,000,000.
The foregoing description of the compensation letter for Mr. Strobel is qualified in its entirety by reference to the full text of such letter, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2026.
Certain Compensatory Arrangements for Chief Legal Officer
On August 16, 2026, the Remuneration and Nomination Committee (the “RNC”) of the Board of Directors (the “Board”) of Coty Inc. (the “Company”) approved a new compensatory arrangement for the Company’s Chief Legal Officer, Kristin Blazewicz, who has served as Coty’s Chief Legal Officer since March 2020. Ms. Blazewicz will be entitled to receive a bonus of $1,275,000, payable in two equal installments in July 2027 and July 2028, subject to continued employment on June 30, 2027 and June 30, 2028 and provided she has not resigned or been terminated for cause.
The foregoing description of the bonus letter for Ms. Blazewicz is qualified in its entirety by reference to the full text of such letter, a copy of which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended September 30, 2026.

Item 9.01 Financial Statements and Exhibits

(d)Exhibits:

Exhibit No.	Description
10.1	Employment Agreement, effective September 1, 2026, by and between COTY SAS and Soraya Zoueihed Benchikh.†*
99.1	Press Release dated August 19, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Exhibit is a management contract or compensatory plan or arrangement.
*	Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementary to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: August 20, 2026	By:	/s/ Kristin Blazewicz
Kristin Blazewicz
Chief Legal Officer, General Counsel and Secretary